Exhibit 99.1

NXP and Freescale Announce $40 Billion Merger

• Enhances NXP’s strategy to lead in the “Secure Connections for a Smarter World”
• Establishes #1 Automotive Semiconductor Supplier
• Establishes #1 General-purpose MCU Supplier
• Clear path to $500 million in annual cost synergies
• Combination is accretive to non-GAAP EPS in first full year

Eindhoven, The Netherlands and Austin, Texas, March 2, 2015 (CET) – NXP Semiconductors N.V. (NASDAQ: NXPI) and Freescale Semiconductor, Ltd. (NYSE: FSL) today announced that they have entered into a definitive agreement under which NXP will merge with Freescale in a transaction which values the combined enterprise at just over $40 billion1. The merger creates a high performance mixed signal semiconductor industry leader, with combined revenue of greater than $10 billion. The merged entity will become the market leader in automotive semiconductor solutions and the market leader in general purpose microcontroller (MCU) products. The combined company will capitalize on the growing opportunities created by the accelerating demand for security, connectivity and processing.

“Today’s announcement is a transformative step in our objective to become the industry leader in high performance mixed signal solutions. The combination of NXP and Freescale creates an industry powerhouse focused on the high growth opportunities in the Smarter World. We fully expect to continue to significantly out-grow the overall market, drive world-class profitability and generate even more cash, which taken together will maximize value for both Freescale and NXP shareholders,” said Richard Clemmer, NXP Chief Executive Officer. Mr. Clemmer will continue to be the President and Chief Executive Officer of the merged company.

“We believe this merger, which combines two highly successful and complementary companies, will create significant value for Freescale’s and NXP’s shareholders, customers and employees. Both companies have built leadership positions and have a sharp focus on delivering superior value to customers. Our combined scale, size and global reach will position our new company to deliver sustainable above market growth. It will also serve to accelerate the strategic plans both companies have invested in, enabling us to deliver more complete solutions to customers,” said Gregg Lowe, Freescale Semiconductor President and Chief Executive Officer.

The transaction is expected to be accretive to NXP non-GAAP earnings and non-GAAP free cash flow. NXP anticipates achieving cost savings of $200 million in the first full year after closing the transaction, with a clear path to $500 million of annual cost synergies.

Under the terms of the agreement, Freescale shareholders will receive $6.25 in cash and 0.3521 of an NXP ordinary share for each Freescale common share held at the close of the transaction. The purchase price implies a total equity value for Freescale of approximately $11.8 billion (based on NXP’s closing stock price as of February 27, 2015) and a total enterprise value of approximately $16.7 billion including Freescale’s net debt.

The transaction is expected to close in the second half of calendar 2015. NXP intends to fund the transaction with $1.0 billion of cash from its balance sheet, $1.0 billion of new debt and approximately 115 million NXP ordinary shares. Post transaction, Freescale shareholders will own approximately 32 percent of the combined company.

The transaction has been unanimously approved by the boards of directors of both companies and is subject to regulatory approvals in various jurisdictions and customary closing conditions, as well as the approval of NXP and Freescale shareholders.

Credit Suisse acted as exclusive financial adviser to NXP, along with Simpson Thacher & Bartlett and De Brauw Blackstone Westbroek, who served as legal advisers. Credit Suisse is also providing committed financing for the transaction. Morgan Stanley acted as exclusive financial adviser to Freescale, along with Skadden, Arps, Slate, Meagher & Flom who served as legal adviser.

Note:

1: Merger value represents enterprise value as of the market close February 27, 2015

Discussion of GAAP to non-GAAP Reconciliations

In addition to providing financial information on a basis consistent with U.S. generally accepted accounting principles (“GAAP”), NXP also provides selected financial measures on a non-GAAP basis. NXP provides non-GAAP measures because management believes that they are helpful to understand the underlying operating and profit structure of NXP’s operations, to provide additional insight as to how management assesses the performance and allocation of resources among its various segments and because the financial community uses them in its analysis of NXP’s operating and/or financial performance, historical results and projections of NXP’s future operating results. NXP presents

“non-GAAP gross profit,” “non-GAAP research and development,” “non-GAAP selling, general and administrative,” “non-GAAP other income,” “non-GAAP operating income,” “non-GAAP net income/ (loss),” “non-GAAP gross margin,” “non-GAAP operating margin” and “non-GAAP EPS” because these financials measures are net of “PPA effects,” “restructuring costs,” “stock based compensation,” “other incidental items,” and “other adjustments” which have affected the comparability of NXP’s results over the years. NXP presents “EBITDA,” “adjusted EBITDA” and “trailing 12 month adjusted EBITDA” because these financial measures enhance an investor’s understanding of NXP’s financial performance.

Non-GAAP measures should not be considered a substitute for any information derived or calculated in accordance with GAAP, are not intended to be measures of financial performance or condition, liquidity, profitability or operating cash flows in accordance with GAAP, and should not be considered as alternatives to net income (loss), operating income or any other performance measures determined in accordance with GAAP. These non-GAAP measures can vary from other participants in the semiconductor industry. They have limitations as analytical tools and should not be considered in isolation for analysis of NXP’s financial results as reported under GAAP.

Conference Call and Webcast Information

NXP and Freescale will host a joint conference call on March 2, 2015 at 7:00 a.m. U.S. Eastern Time (1:00 p.m. Central European Time) to discuss the announcement of the merger of NXP Semiconductors and Freescale Semiconductor.

Interested parties may join the conference call by dialing 1-800-591-6942 (within the U.S.) or 1-617-614-4909 (outside of the U.S.). The participant pass-code is 34469596. To listen to a webcast of the event, please visit the Investor Relations section of the NXP website at www.nxp.com/investor or the Investor Relations section of the Freescale website at http://investors.freescale.com. The webcast will be recorded and available for replay shortly after the call concludes.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) creates solutions that enable secure connections for a smarter world. Building on its expertise in High Performance Mixed Signal electronics, NXP is driving innovation in the automotive, identification and mobile industries, and in application areas including wireless infrastructure, lighting, healthcare, industrial, consumer tech and computing. NXP has operations in more than 25 countries, and posted revenue of $5.65 billion in 2014. Find out more at www.nxp.com/investor

About Freescale Semiconductor

Freescale Semiconductor Ltd. (NYSE: FSL) enables secure, embedded processing solutions for the Internet of Tomorrow. Freescale Semiconductor’s solutions drive a more innovative and connected world, simplifying our lives and making us safer. While serving the world’s largest companies, Freescale Semiconductor is also committed to supporting science, technology, engineering and math (STEM) education, enabling the next generation of innovators. http://investors.freescale.com

No Offer or Solicitation

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between NXP Semiconductors N.V. (“NXP”) and Freescale Semiconductor, Ltd. (“FSL”).

Important Information For Investors And Shareholders

In connection with this proposed business combination, NXP and/or FSL may file one or more proxy statements, registration statements, proxy statement/prospectus or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document NXP and/or FSL may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NXP AND FSL ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of NXP and/or FSL, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by NXP and/or FSL through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by NXP will also be available free of charge on NXP’s Investor Relations internet website at http://www.nxp.com/investor or by contacting NXP’s Investor Relations Contact by phone at 1-408-518-5411. Copies of the documents filed with the SEC by FSL will be available free of charge on FSL’s Investor Relations internet website at http://investors.freescale.com or by writing to Freescale Semiconductor, Ltd., c/o Freescale Semiconductor, Inc., 6500 William Cannon Drive West, Austin, Texas 78735, Attention: Investor Relations or by phone at 1-512-895-2454.

Participants in Solicitation

NXP, FSL, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of NXP is set forth in its Annual Report on Form 20-F for the year ended December 31, 2013, which was filed with the SEC on February 28, 2014 and in its Form 6-K furnished to the SEC on May 20, 2014. Information about the directors and executive officers of FSL is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 6, 2015, and its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 21, 2014.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between NXP and FSL are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to numerous factors, risks and uncertainties about NXP and FSL, may include projections of their respective future business, strategies, financial condition, results of operations and market data. These statements are only predictions based on current expectations and projections about future events. There are important factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected, including the risk factors set forth in NXP’s most recent Form 20-F and FSL’s most recent reports on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•	the failure to obtain the approval of shareholders of NXP or FSL in connection with the proposed transaction;

•	the failure to consummate or delay in consummating the proposed transaction for other reasons;

•	the timing to consummate the proposed transaction;

•	the risk that a condition to closing of the proposed transaction may not be satisfied;

•	the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

•	NXP’s and FSL’s ability to achieve the synergies and value creation contemplated by the proposed transaction;

•	The ability of either NXP or FSL to effectively integrate their businesses; and

•	the diversion of management time on transaction-related issues.

FSL’s and NXP’s forward-looking statements are based on assumptions that may not prove to be accurate. Neither FSL nor NXP can guarantee future results, level of activity, performance or achievements. Moreover, neither FSL nor NXP assumes responsibility for the accuracy and completeness of any of these forward-looking statements. FSL and NXP assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

For further information, please contact:

Investors:	Media:
Jeff Palmer	Joon Knapen
NXP Semiconductors	NXP Semiconductors
jeff.palmer@nxp.com	joon.knapen@nxp.com
+1 408 518 5411	+31 619 303 857

Mitch Haws	Jacey Zuniga
Freescale Semiconductor	Freescale Semiconductor
Mitch.haws@freescale.com	jacey.zuniga@freescale.com
+ 1 512 895 2454	+1 512 895-7398

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